Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350, the undersigned Chief Executive Officer and Chief Financial Officer of Canterbury Park Holding Corporation (the “Company”) herby certifies that:

(1)	The accompanying quarterly report on Form 10-Q for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CANTERBURY PARK HOLDING CORPORATION

Dated: August 12, 2026	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer (principal executive officer)

Dated: August 12, 2026	/s/ Randy J. Dehmer
Randy J. Dehmer
Chief Financial Officer (principal financial officer, principal accounting officer)